UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc., Common Shares ($.10 par value)	ED	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

On March 6, 2023, Consolidated Edison, Inc. (“Con Edison”) entered into accelerated share repurchase agreements (the “ASR Contracts”) with Citibank, N.A. and Bank of America, N.A. (collectively, the “dealers”) to repurchase $1 billion in aggregate of Con Edison’s Common Shares ($.10 par value) (“Common Shares”). Con Edison is funding the repurchases under the ASR Contracts from a portion of the proceeds from the sale of Con Edison Clean Energy Businesses, Inc. Pursuant to the ASR Contracts, Con Edison will make initial payments of $1 billion in aggregate to the dealers and will receive initial deliveries of approximately 8.7 million Common Shares in aggregate. The final number of Common Shares to be repurchased from the dealers will be based on the volume-weighted average share price of Common Shares during the term of the applicable transaction, less a discount.

At settlement, under certain circumstances, the dealers may be required to deliver additional Common Shares to Con Edison, or under certain circumstances, Con Edison may be required either to make a cash payment or deliver Common Shares to the dealers. The final settlement of the transactions under the ASR Contracts is expected to occur no later than the third quarter of 2023. The terms of the accelerated share repurchases under the ASR Contracts are subject to adjustment if Con Edison enters into or announces certain types of transactions or takes certain corporate actions.

The ASR Contracts contain the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the Common Shares, the circumstances under which the dealers are permitted to make adjustments to the valuation and calculation periods and various acknowledgments, representations and warranties made by Con Edison to the dealers and by the dealers to Con Edison.

The description of the ASR Contracts set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the ASR Contracts, which are filed as exhibits hereto.

Item 7.01	Regulation FD Disclosure.

On March 6, 2023, Con Edison issued a press release regarding the ASR Contracts. A copy of the press release is “furnished” as Exhibit 99 to this report pursuant to Item 7.01 of Form 8-K, and the information contained therein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section or deemed to be incorporated by reference into Con Edison’s filings under the Securities Act of 1933, as amended.

Item 9.01

(d) Exhibits

Exhibit 10.1	Confirmation of Forward Repurchase Transaction, dated March 6, 2023, between Con Edison and Citibank, N.A.

Exhibit 10.2	Confirmation of Forward Repurchase Transaction, dated March 6, 2023, between Con Edison and Bank of America, N.A.

Exhibit 99	Press Release, dated March 6, 2023, furnished pursuant to Item 7.01 of Form 8-K

Exhibit 104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By: /s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer

Date: March 7, 2023